UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
340 Seven Springs Way, Suite 600
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 14, 2026, Surgery Partners, Inc. (the "Company"), through certain of its subsidiaries, completed the disposition of Mountain View Hospital, LLC (“MVH”) and Idaho Falls Community Hospital, LLC (“IFCH”) (collectively, the "Disposed Business"), to Intermountain Health.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2026, the Company and Intermountain Health entered into an escrow arrangement with respect to two Securities Purchase Agreements (the "Agreements") dated July 21, 2026. Following satisfaction of the conditions to release from escrow, including receipt of the required physician approvals, the Purchase Agreements became effective and the transaction closed on September 14, 2026.

The Disposed Business consisted of the Company’s hospital operations comprising Mountain View Hospital, Idaho Falls Community Hospital, and associated subsidiaries, including substantially all assets and certain liabilities associated with such operations.

The Company received aggregate consideration of approximately $796.6 million, consisting of consideration for the Disposed Business and termination of the Company's management agreement with MVH. Total consideration is subject to further adjustments for closing cash and indebtedness, transaction expenses, as well as customary post-closing adjustments. The Company intends to use the proceeds primarily to pay down debt.

Additional information regarding the disposition will be included in the financial statements and pro forma financial information filed pursuant to Item 9.01 of this Current Report on Form 8-K. On September 17, 2026, the Company issued a press release announcing the close of the disposition. See the press release attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma condensed consolidated financial statements of the Company give effect to the disposition of the Disposed Business (the “Transaction”) and have been derived from the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 reflects the Company’s financial position as if the Transaction had occurred on June 30, 2026 (“Pro Forma Balance Sheet”). The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026 and year ended December 31, 2025 reflect the Company’s results as if the Transaction had occurred as of January 1, 2025 for all periods presented (“Pro Forma Statements of Operations”). The Pro Forma Balance Sheet and the Pro Forma Statements of Operations are both filed herewith as Exhibit 99.1, and are incorporated herein by reference.

The unaudited pro forma condensed consolidated financial statements included in this Current Report on Form 8-K have been prepared for illustrative and informational purposes only and are subject to assumptions and adjustments, which management believes to be reasonable, given the information available on the date hereof. It is subject to other uncertainties and does not purport to reflect what the Surgery Partners, Inc’s actual results of operations or financial condition or this pro forma financial information would have been had the Transaction been completed on the dates assumed for purposes of such pro forma financial information or to be indicative of the Surgery Partners, Inc’s financial condition, results of operations or metrics as of or for any future date or period. This Current Report on Form 8-K does not modify or update the consolidated financial statements of Surgery Partners, Inc's included in Surgery Partners, Inc’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 2, 2026, and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026, as filed with the SEC on August 10, 2026.

(d) Exhibits:

99.1	Unaudited pro forma condensed consolidated financial statements of Surgery Partners, Inc. as of June 30, 2026, for the six months ended June 30, 2026 and for the year ended December 31, 2025.
99.2	Press release dated September 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

Date:	September 17, 2026	By:	/s/ David T. Doherty
David T. Doherty
Executive Vice President and Chief Financial Officer